Cash Accumulation Trust
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


									July 21, 2010

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

	Re:	Rule 24f-2 Notice for Cash Accumulation Trust.
		File Nos. 002-91889 and 811-04060

	On behalf of the Cash Accumulation Trust, enclosed for filing under the Investment Company Act of 1940 is one copy of the
Rule 24f-2 Notice.  This document has been filed using the EDGAR system.
  Should you have any questions, please contact me at (973) 367-7503.

Very truly yours,


/s/ Sadiq M. Peshimam
Sadiq M. Peshimam
Assistant Treasurer